SBL FUND
FILE NO. 811-02753
CIK NO. 0000217087


EX-99.77C


A special meeting of the fund's shareholders was held on June 1, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

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ISSUES:  d. To approve a proposed Plan of Reorganization for SBL Fund Series G.
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                                             VOTES
                                   -------------------------
                                                  AGAINST/       TOTAL NUMBER OF
    FUND                              FOR        ABSTENTIONS      SHARES VOTED
--------------------------------------------------------------------------------
                                   7,012,314       961,409         7,973,724
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ISSUES:  e. To approve a proposed Plan of Reorganization for SBL Fund Series S.
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                                              VOTES
                                   -------------------------
                                                   AGAINST/      TOTAL NUMBER OF
    FUND                              FOR        ABSTENTIONS      SHARES VOTED
--------------------------------------------------------------------------------
                                   3,351,972       459,565         3,811,537
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================================================================================
ISSUES:  f. To approve a proposed Plan of Reorganization for SBL Fund Series W.
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                                              VOTES
                                   -------------------------
                                                   AGAINST/      TOTAL NUMBER OF
    FUND                              FOR        ABSTENTIONS      SHARES VOTED
--------------------------------------------------------------------------------
                                   3,582,282       491,142         4,073,423
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